United States

Securities and Exchange Commission

Washington, D.C. 20549

______________________

SCHEDULE 14C INFORMATION

STATEMENT PURSUANT TO SECTION 14(A) OF

THE SECURITIES EXCHANGE ACT OF 1934

_______________________

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ASTRO AEROSPACE LTD.

(Name of Registrant as Specified In Its Charter)

_______________________________________

(Name of Person(s) Filing Information Statement, if other than the Registrant)

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ASTRO AEROSPACE LTD.

320 W. Main Street

Lewisville, TX 75057

(972) 221-1199

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 29, 2019

Dear Stockholder:

You are cordially invited to attend the 2018 Annual Meeting of Stockholders (which we refer to as the “Annual Meeting”) of Astro Aerospace Ltd., a Nevada corporation (which we refer to as “we,” “us,” “our,” or the “Company”), to be held telephonically by calling in to (800) 719-7514 (login 110991) at 5:00 p.m. local time, on Monday, April 29, 2019.

At the Annual Meeting, we will be discussing the election of two (2) directors to serve for the ensuing year as members of the Board of Directors of the Company, and to transact such other business as may properly come before the Annual Meeting or at any continuation, postponement or adjournment thereof. The accompanying Notice of Annual Meeting of Stockholders describes these matters in more detail. We urge you to read this information carefully.

The discussion of the proposals set forth above is intended only as a summary and is qualified in its entirety by the information contained in the accompanying Information Statement. Only holders of record of our common stock on March 5, 2019 (the “Record Date”) will be entitled to notice of and to vote at this Annual Meeting, and any postponements or adjournments thereof.

The accompanying Information Statement is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. The Board of Directors (the “Board”) is not soliciting your proxy or consent in connection with the matters discussed above. Stockholders who wish to vote on the proposals must attend the Annual Meeting and vote in person at the meeting or otherwise designate a proxy to attend the Annual Meeting and vote on their behalf.

Pursuant to Rule 14a-16(a) (and as required by Rule 14c-2) of the regulations of the Securities and Exchange Commission (the “SEC”) and since the Company is making information available through the Internet rather than utilizing the full-set delivery option, this Information Statement must be sent to stockholders at least 40 calendar days prior to the earliest date on which the matters discussed above may take effect.

The Information Statement is being made available on or about April 5, 2019 to stockholders of record as of March 5, 2019, the Record Date for determining our stockholders eligible to vote at the Annual Meeting.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING AND THE MANAGEMENT OF THE COMPANY HOPES THAT YOU WILL FIND IT CONVENIENT TO ATTEND. HOWEVER, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

On behalf of the Board of Directors of Astro Aerospace Ltd., we thank you for your participation.

Sincerely,

/s/ Bruce Bent
Bruce Bent
Chief Executive Officer/President

ASTRO AEROSPACE LTD.

320 W. Main Street

Lewisville, TX 75057

(972) 221-1199

INFORMATION STATEMENT

FOR 2018 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 29, 2019

INFORMATION ABOUT THE ANNUAL MEETING

General

We are furnishing this Information Statement to stockholders of Astro Aerospace Ltd., a Nevada corporation ( “we,” “us,” “our,” or the “Company”), in connection with our 2018 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Monday, April 29, 2019, at 5:00 pm local time, to be held telephonically by calling in at (800) 719-7514 (login 110991), or at any continuation, postponement or adjournment thereof, for the purposes discussed in this Information Statement and in the accompanying Notice of Annual Meeting.

We intend to mail the Notice on or about April 5, 2019 to all stockholders of record.

Why am I receiving these materials?

The Annual Meeting is being held so that the Company’s stockholders can consider one proposal for their approval, which is completely described elsewhere in this Information Statement.

Proposal No. 1: asks our stockholders to elect two directors to serve until re-elected at an annual meeting of stockholders, and until their successors have been elected and qualified.

In this case, stockholders holding more than a majority of the votes that may be cast at the Annual Meeting have advised us that they intend to vote for Proposal 1 and, therefore, the proposal will be approved regardless of the vote of any other stockholders.

We will also consider any other business that properly comes before the Annual Meeting, or any adjournment or postponement thereof. As of the record date, we are not aware of any other matters to be submitted for consideration at the Annual Meeting.

Why are you not soliciting proxies on this matter?

We are not soliciting proxies on the proposals being submitted for stockholder approval because we anticipate that the holders of approximately 74% of the Company’s voting power will be present at the meeting and will vote FOR the proposal.  However, the Company desires to give stockholders an opportunity to attend a meeting to have an opportunity to vote on matters affecting the Company and to have an opportunity to ask questions of the Company’s officers and directors.

PROPOSAL I

RE-ELECTION OF DIRECTORS

Board Nominees

Our Board of Directors has nominated Bruce Bent and Paul F. Beard to stand for re-election as directors with their terms to expire at the next Annual Meeting of Shareholders.

The persons nominated for election have agreed to serve if elected, and the Board of Directors has no reason to believe that any of these nominees will be unavailable or will decline to serve.  In the event, however, that any of the nominees are unable or decline to serve as a director at the time of the Annual Meeting, the stockholders will vote for any nominee who is designated by our current Board of Directors to fill the vacancy.

All of the nominees for director named above are currently directors of the Company and are proposed to be elected at the Annual Meeting to serve for the terms described above.  Directors are elected by a plurality of the votes cast (assuming a quorum is present at the Annual Meeting), meaning that the nominees receiving the highest number of affirmative votes of the votes represented at the Annual Meeting will be elected as directors.

  The following is biographical information and the age (as of the Record Date) for each person nominated to continue to serve as a director of the Company:

Name	Age	Position with the Company
Bruce Bent	63	Chief Executive Officer, Chief Financial Officer Chairman of the Board of Directors
Paul F. Beard	56	Director

Vacancies on our Board, including any vacancy created by an increase in the size of our Board, may be filled only by a majority of the directors remaining in office (even though they constitute less than a quorum of our Board) or a sole remaining director, or a majority vote by the stockholders. A director elected by our Board to fill a vacancy will serve until the next Annual Meeting of stockholders and until such director’s successor is elected and qualified, or until such director’s earlier retirement, resignation, disqualification, removal or death.

If any nominee should become unavailable for election prior to the Annual Meeting, an event that currently is not anticipated by our Board, the votes will be voted in favor of the election of a substitute nominee or nominees proposed by our Board. Each nominee has agreed to serve if elected and our Board has no reason to believe that any nominee will be unable to serve.

Information about Director Nominees

Set forth below is biographical information for each nominee and a summary of the specific qualifications, attributes, skills and experiences, which led our Board to conclude that each nominee should serve on our Board at this time.

Bruce Bent, age 63, has been the CEO and director of the Company since March 22, 2018.  From September 18, 2017 to present, Mr. Bent has acted as Chief Executive Officer and Director of MAAB Global Limited.  Mr. Bent is President of Matthews Development (Alberta) Inc. a Canadian based project management company and is Chief Financial Officer of Matthews Acquisitions LLC, a holding company for the Matthews Group of Companies in the United States.  Mr. Bent is Chairman and Director of Enerdynamic Hybrid Technologies Corp, a TSXV listed company.  Mr. Bent received a Bachelor of Commerce from the University of Manitoba in April, 1981.

Paul F. Beard, age 56, has been a director of the Company since April 30, 2018.  Mr. Beard has been the CEO of Uavignix since November of 2014 to the present and was the CTO of Horizon Hobby from May of 2005 through November of 2014.  Mr. Beard received a BSC from UMIST in Manchester, UK in April, 1984.

Recommendation

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED ABOVE.

DIRECTORS AND EXECUTIVE OFFICERS

Board Meetings

  During 2018, the Board of Directors of the Company held six telephonic meetings.  Each director attended 100% of the aggregate number of meetings of the Board held during 2018.

  It is the Company’s current policy to strongly encourage directors to attend the Annual Meeting of Shareholders, but they are not required to attend.

  Our Board of Directors presently has two members, and biographical information regarding these directors (all of whom are director nominees) is set forth above under the caption “PROPOSAL I.  RE-ELECTION OF DIRECTORS.”

Lack of Independence of Directors

At present, Mr. Paul Beard is be deemed to be “independent”.  In making that determination, our Board utilized the definition of independence used by The National Association of Securities Dealer, Inc. Automated Quotation system, even though such definition does not currently apply to us because our shares of Common Stock are not listed on NASDAQ.

No Committees

Our Board of Directors does not, at present, have an audit, compensation or nominating committee, or any committee or committees performing similar functions.  All of these functions are, at present, performed by the Board of Directors as a whole.  The Board of Directors believes that, given its small size, the use of committees would hinder the Board’s efficiency and ability to respond quickly to the Company’s needs and circumstances.

Code of Ethics

  The Company adopted a written code of ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer and controller and any persons performing similar functions.  The Company will provide a copy of its code of ethics to any person without charge upon written request addressed to:  Astro Aerospace Ltd., 320 W. Main Street, Lewisville, TX 75057, Attention:  Secretary.

Communications with the Board of Directors

  Shareholders may communicate with the full Board of Directors or individual directors by submitting such communications in writing to Astro Aerospace Ltd., Attention: Board of Directors (or the individual director(s)), 320 W. Main Street, Lewisville, TX 75057.  Such communications will be delivered directly to the directors.

Executive Officer

  Set forth below is a table identifying our executive officer:

Name	Position	Term(s) of Office
Bruce Bent	Chief Executive Officer	March 22, 2018 to present
	Director	March 22, 2018 to present
	Chief Financial Officer	March 22, 2018 to present

  Biographical information for the chief executive officer set forth above is available under the caption “PROPOSAL I.  RE-ELECTION OF DIRECTORS.”

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Under Section 16(a) of the Securities Exchange Act of 1934, as amended, an officer, director, or greater-than-10% shareholder of the Company must file a Form 4 reporting the acquisition or disposition of Company’s equity securities with the Securities and Exchange Commission no later than the end of the second business day after the day the transaction occurred unless certain exceptions apply.  Transactions not reported on Form 4 must be reported on Form 5 within 45 days after the end of the Company’s fiscal year.  Such persons must also file initial reports of ownership on Form 3 upon becoming an officer, director, or greater-than-10% shareholder.  To the Company’s knowledge, based solely on a review of the copies of these reports furnished to it, the officers, directors, and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements during 2018.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The table below sets forth the beneficial ownership of our common stock, as of March 5, 2019, by:

•All of our current directors and executive officers, individually; and

•All persons who beneficially own more than 5% of our outstanding common stock.

The beneficial ownership of each person was calculated based on 69,308,846 shares of our common stock outstanding as of March 5, 2019. The SEC has defined “beneficial ownership” to mean more than ownership in the usual sense. For example, a person has beneficial ownership of a share not only if he owns it in the usual sense, but also if he has the power (solely or shared) to vote, sell or otherwise dispose of the share. Beneficial ownership also includes the number of shares that a person has the right to acquire within 60 days, pursuant to the exercise of options or warrants or the conversion of notes, debentures or other indebtedness, but excludes stock appreciation rights. Two or more persons might count as beneficial owners of the same share. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership. Each person named in the table has sole voting and investment power with respect to all of the shares of our common stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. Unless otherwise noted, the address of the following persons listed below is c/o Astro Aerospace Ltd., 320 W. Main Street, Lewisville, TX 75057.

Name and Address	Amount	Percentage
Bruce Bent (1)	51,711,571 (indirect)	74.61%
320 W. Main Street
Lewisville, TX 75057

Paul F. Beard	0	0%
320 W. Main Street
Lewisville, TX 75057

All Officers and Directors as a Group (2 persons)	51,711,571 (indirect)	74.61%

Summary Compensation Table

The following table sets forth the compensation awarded to, earned by or paid to our chief executive officer for the years ended December 31, 2018 and 2017.

Name and Principal Position	Cash Year	Salary ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Bruce Bent	2018	0	0	0	0	0
CEO, CFO, Director	2017	0	0	0	0	0

Outstanding Equity Awards at December 31, 2018

There have been no equity awards to date.

Compensation of Non-Employee Directors

There has been no compensation awarded to non-employee directors to date.

Incentive Compensation Plan

Securities Authorized for Issuance under Equity Compensation Plans

On May 27, 2015, we granted and approved 500,000 options each to Charles Dargan II, chief financial officer and a director and to Jeffrey Michel, a director. The stock options have a five-year maturity, vesting ratably over that period and an exercise price equal to the closing stock price on May 27, 2015 that was $0.035 per share. The fair value of the options was calculated to be $0.0265 per share using a Black Scholes model. The assumptions used in the model were 1.57% risk free rate using the 5-year constant maturity Treasury Rate, 113.19% stock volatility and 1,825 days (5 years) to maturity.

On August 23, 2016, we granted and approved 2,250,000 options to the Board of Directors as follows: 1,000,000 options to Lawrence Calarco, 750,000 options to Loreen Calarco, 250,000 options to Charles Dargan II and 250,000 options to Jeff Michel.  The stock option grants had 50% of the options vesting immediately, with the balance vesting ratably over three years.  The fair value of the options was calculated to be $0.0163 per share using the Black Scholes model.  The assumptions used in the model were 0.90% risk free rate using the three-year constant maturity Treasury rate, 64.88% stock volatility and a three year estimated maturity.

On March 14, 2018, the Company cancelled all 3,250,000 outstanding stock options under the 2014 Stock Awards Plan, with 1,500,000 of the stock options exchanged for two 10% Convertible Notes (“Notes”) with a six month maturity. The principal amount is $25,000 each and there is no prepayment penalty. The Notes are convertible into the Company’s common stock based upon the average of the previous ten trading days’ closing price of the stock, at the maturity date of the Notes. Upon conversion of the notes, Bruce Bent or MAAB Global Limited shall have the option to purchase the common stock issued at a 5% discount to the average closing price of the stock over the previous 10 trading days. The option to purchase expires ten days after the issuance of the common stock.

Issuer Purchases of Equity Securities

We did not repurchase any of our common shares during the years ended December 31, 2018 or 2017.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions, Promoters and Director Independence

Not applicable

OTHER MATTERS

Section 16(A) Beneficial Ownership Reporting Compliance

Rules adopted by the SEC under Section 23(a) of the Securities Exchange Act of 1934, or the Exchange Act, require our officers and directors, and persons who own more than 10% of the issued and outstanding shares of our equity securities, to file reports of their ownership, and changes in ownership, of such securities with the SEC on Forms 3, 4 or 5, as appropriate. Such persons are required by the regulations of the SEC to furnish us with copies of all forms they file pursuant to Section 16(a).

Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to us during our most recent fiscal year, and any written representations provided to us, we believe that all of the officers, directors, and owners of more than 10% of the outstanding shares of our common stock complied with Section 16(a) of the Exchange Act for the year ended December 31, 2018.

Stockholder Proposals and Director Nominations for 2019 Annual Meeting

For any proposal, including director nominees, to be considered for inclusion in our information statement for submission to the stockholders at our 2019 Annual Meeting, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934. Such proposals must be received by the Company at its offices at 320 W. Main Street, Lewisville, TX 75057, on or before August 31, 2019. Our board of directors will review any proposals from eligible stockholders that it receives by that date and will make a determination whether any such proposals will be included in our materials. Any proposal received after that date shall be considered untimely and shall not be made a part of our materials.

A stockholder who wishes to make a proposal at the next Annual Meeting without including the proposal in our information statement must also notify us within a reasonable time before we print and mail the materials. If a stockholder fails to give reasonable advance notice, then those who vote in the next Annual Meeting will have discretionary authority to vote on the proposal.

Delivery of Materials to Households

You can access a copy of our annual report on Form 10-K containing the financial statements for the fiscal year ended December 31, 2017 and our quarterly report on Form 10-Q for the nine months ended September 30, 2018 online by visiting www.sec.gov.

  Pursuant to SEC rules, services that deliver the Company’s communications to shareholders that hold their stock through a bank, broker, or other holder of record may deliver to multiple shareholders sharing the same address a single copy of the Company’s information statement.  Upon written or oral request, the Company will promptly deliver a separate copy of this information statement to any shareholder at a shared address to which a single copy of each document was delivered.  In addition, upon written or oral request, the Company will promptly deliver a copy of the annual report on Form 10-K for the year ended December 31, 2017 and of the quarterly report on Form 10-Q for the nine months ended September 30, 2018.  Shareholders may notify the Company of their requests by calling the Company at (972) 221-1199 or by sending a written request addressed to Astro Aerospace Ltd., 320 W. Main Street, Lewisville, TX 75057, Attention:  Investor Relations.

Other Matters

We will also consider any other business that properly comes before the Annual Meeting, or any adjournment or postponement thereof. As of the record date, we are not aware of any other matters to be submitted for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the stockholders present at the Annual Meeting will vote the shares they represent using their best judgment.

Incorporation by Reference

Information on our website is not part of the materials and is not incorporated herein by reference.

By Order of the Board of Directors

Bruce Bent

Chairman of the Board of Directors,

President and Chief Executive Officer

320 W. Main Street

Lewisville, TX 75057

March 8, 2019

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and a copy of the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2018 is available without charge upon written request to: Corporate Secretary, Astro Aerospace Ltd., 320 W. Main Street, Lewisville, TX 75057.